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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): DECEMBER 29, 2005


                          STANDARD MOTOR PRODUCTS, INC.
             (Exact Name of Registrant as Specified in its Charter)


           NEW YORK                      1-4743                 11-1362020
        (State or Other         (Commission File Number)     (I.R.S. Employee
Jurisdiction of Incorporation)                            Identification Number)


           37-18 NORTHERN BOULEVARD, LONG ISLAND CITY, NEW YORK 11101 (Address of Principal Executive Offices, including Zip Code)


        Registrant's Telephone Number, including Area Code: 718-392-0200


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Credit Agreement

      On December 29, 2005, the Company and certain of its wholly-owned subsidiaries entered into an amendment of its Amended and Restated Credit Agreement dated as of February 7, 2003, as further amended (the "Credit Agreement"), with General Electric Capital Corporation, as agent for the lenders, Bank of America, N.A., for itself and as syndicate agent, and GMAC Commercial Finance LLC, for itself and as documentation agent. The amendment provides for, among other things, the following: (1) the lenders' consent to the Company's repurchase of shares of Company common stock held by Dana Corporation ("Dana") and the Company's prepayment of an unsecured promissory note held by Dana; (2) the lenders' consent for a $7 million term loan issued to the Company's Canadian subsidiary by affiliates of the lenders; and (3) the extension of the termination date of the Credit Agreement from February 7, 2008 to December 31, 2008.

      On December 29, 2005, the Company's Canadian subsidiary entered into a Credit Agreement (the "Canadian Credit Agreement"), with GE Canada Finance Holding Company, for itself and as agent for the lenders, and GECC Capital Markets, Inc., as lead arranger and bookrunner. The Canadian Credit Agreement provides for, among other things, a $7 million term loan, which term loan is guaranteed and secured by the Company and certain of its wholly-owned subsidiaries and which term loan is coterminous with the term of the Credit Agreement.

      The descriptions set forth above are qualified by the Consent and Amendment No. 7 to the Amended and Restated Credit Agreement filed herewith as exhibit 10.17 and by the Credit Agreement filed herewith as exhibit 10.18.

Repurchase of Shares and Prepayment of Note

      On December 29, 2005, the Company entered into a Repurchase and Prepayment Agreement (the "Repurchase Agreement") with Dana. The Repurchase Agreement provides for the following: (1) the repurchase by the Company of 1,378,760 shares of Company common stock at a repurchase price of $8.63 per share (or an aggregate repurchase price of $11,898,699) and (2) the prepayment at a discount of an unsecured promissory note in the principal amount of $15,125,000 plus accrued and unpaid interest for an aggregate amount of $14,479,426. The repurchased shares and the prepaid promissory note were initially issued to Dana in connection with the Company's acquisition of Dana's engine management business in 2003.

      The description set forth above is qualified by the Repurchase Agreement filed herewith as exhibit 10.19. In addition, a copy of the press release announcing the transaction is filed herewith as exhibit 99.1.


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ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Share Ownership Agreement

      On December 29, 2005, the Company and Dana agreed to terminate the Share Ownership Agreement, dated as of June 30, 2003 (the "Ownership Agreement"). Pursuant to the Ownership Agreement, the Company provided Dana with (a) "piggy-back" registration rights, such that the Company would register the shares of Company common stock owned by Dana in any public offering of additional securities of the Company and (b) "Form S-3" registration rights, such that the Company would register the shares of Company common stock owned by Dana upon the occurrence of certain events. Neither the Company nor Dana has any further obligations or rights under the Ownership Agreement after the termination date of such agreement.

      Prior to the termination of the Ownership Agreement, Dana was a holder of 1,378,760 shares of the Company's common stock and a holder of an unsecured promissory note in the principal amount of $15,125,000. The Company and Dana agreed to terminate the Ownership Agreement as part of the transaction relating to the Repurchase Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits.

      10.17 Consent and Amendment No. 7 to Amended and Restated Credit Agreement, dated as of December 29, 2005, among Standard Motor Products, Inc., as Borrower, and General Electric Capital Corp. and Bank of America, as Lenders.

      10.18 Credit Agreement, dated as of December 29, 2005, among SMP Motor Products Ltd., as Borrower, GE Canada Finance Holding Company, for itself and as agent for the lenders, and GECC Capital Markets, Inc, as lead arranger and bookrunner.

      10.19 Repurchase and Prepayment Agreement, dated as of December 29, 2005, between Standard Motor Products, Inc. and Dana Corporation.

      99.1 Press Release dated as of December 29, 2005, announcing Standard Motor Products, Inc.'s repurchase of shares and prepayment of promissory note held by Dana Corporation.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             STANDARD MOTOR PRODUCTS, INC.


                             By: /s/ James J. Burke
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                                 James J. Burke
                                 Vice President Finance, Chief Financial Officer

Date: January 3, 2006


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                                  EXHIBIT INDEX

EXHIBIT NO.             DESCRIPTION
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   10.17                Consent and Amendment No. 7 to Amended and Restated
                        Credit Agreement, dated as of December 29, 2005, among
                        Standard Motor Products, Inc., as Borrower, and General
                        Electric Capital Corp. and Bank of America, as Lenders.

   10.18 Credit Agreement, dated as of December 29, 2005, among SMP Motor Products Ltd., as Borrower, GE Canada Finance Holding Company, for itself and as agent for the lenders, and GECC Capital Markets, Inc, as lead arranger and bookrunner.

   10.19 Repurchase and Prepayment Agreement, dated as of December 29, 2005, between Standard Motor Products, Inc. and Dana Corporation.

   99.1 Press Release dated as of December 29, 2005, announcing Standard Motor Products, Inc.'s repurchase of shares and prepayment of promissory note held by Dana Corporation.